SHARE PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference as of the 29th day of September, 2006.

AMONG:

SASS PERESS of 287 Kindersley Avenue, Montreal, Quebec H3R 1R6

THE PERESS FAMILY TRUST, a trust duly formed under the laws of the Province of Quebec with an address at 287 Kindersley Avenue, Montreal, Quebec, Canada H3R 1R6

ARLENE ADES of 6586 Mackle Road, Cote St. Luc, Quebec, Canada H4W 2J9

JOEL COHEN of 2800 Cote Vertu, #106, Montreal, Quebec, Canada H4R 2M5

THE SASS PERESS FAMILY TRUST, a trust duly formed under the laws of the Province of Quebec with an address at 287 Kindersley Avenue, Montreal, Quebec, Canada H3R 1R6

EASTERN LIQUIDITY PARTNERS LTD., a corporation duly formed under the laws of Canada with its principal office at 1721 St. Clare Road, Town of Mount Royal, Quebec, H3R 2P2

(hereinafter called the "Vendors")

OF THE FIRST PART

AND:

FC FINANCIAL SERVICES INC., a corporation duly formed under the laws of the State of Nevada with its principal office at 110 Jardin Drive, Suite 13-14, Concord, Ontario, Canada L4K 2T7

(hereinafter called "FC")

OF THE SECOND PART

AND:

ICP SOLAR TECHNOLOGIES INC., a corporation duly formed under the laws of Canada with its principal office at 7075 Place Robert-Joncas, Unit 131, Montreal, Quebec, Canada H4M 2Z2

(hereinafter called "ICP")

OF THE THIRD PART

AND:

TARAS CHEBOUNTCHAK of 11 Townsgate Drive, PH 6, Thornhill, Ontario, Canada L4J 8G4

ORIT STOLYAR of 69 Whitney Place, Thornhill, Ontario, Canada L4J 6V6

(hereinafter collectively called the "Principal Shareholders")

OF THE FOURTH PART

AND:

1260491 ALBERTA INC., a corporation duly formed under the laws of the Province of Alberta with its principal office at 2500, 10303 Jasper Avenue, Edmonton, Alberta, Canada T5J 3N6

(hereinafter called "Exchangeco")

OF THE FIFTH PART

WHEREAS:

A.                     Exchangeco has offered to purchase all of the issued and outstanding shares of ICP;

B.                     The Vendors have agreed to sell to Exchangeco all of the issued and outstanding shares of ICP held by the Vendors on the terms and conditions set forth herein on a tax deferred rollover basis;

C.                     In order to induce the Vendors to sell the shares of ICP to Exchangeco, the Principal Shareholders have agreed to surrender for cancellation certain shares of FC held by them;

D.                     Exchangeco is a wholly owned subsidiary of FC;

E.                     The Boards of Directors of each of FC, Exchangeco and ICP have approved and adopted this Agreement; and

F.                     In order to record the terms and conditions of the agreement among them, the parties wish to enter into this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and of the sum of $10.00 paid by Exchangeco to the Vendors and to ICP, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.              INTERPRETATION

1.1            Where used herein or in any amendments or Schedules hereto, the following terms shall have the following meanings:

(a)	"Business" means the business in which ICP is engaged, namely:

	(i)	the manufacturing and distribution of solar related products and solar cells used in the manufacturing of solar powered products and solar panels; and

	(ii)	any other enterprise that is directly related to the foregoing.

(b)

"Closing Date" means the second business day following the day on which ICP delivers the financial statements referred to in Article 5 to FC, or such other date as may be mutually agreed upon by the parties hereto.

(c)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d)	“Exchangeable Shares” means the non-voting exchangeable shares in the capital of Exchangeco.

(e)

“Exchangeable Share Support Agreement” means that certain Exchangeable Share Support Agreement made as of even date herewith between Exchangeco, the Vendors, FC and the Trustee, attached as Schedule M hereto

(f)

"ICP Financial Statements" means those unaudited financial statements of ICP, as at April 30, 2006, and the audited financial statements of ICP for the years ended January 31, 2006 and January 31, 2005, attached as Schedule A hereto.

(g)	"ICP Shares" means the 20,000,000 Class A common shares of the capital stock of ICP held by the Vendors, being all of the issued and outstanding shares of ICP.

(h)	"Principal Shares" means the 24,222,750 presently issued restricted common shares of FC to be surrendered for cancellation by the Principal Shareholders as described in paragraph 2.2.

(i)

"FC Financial Statements" means those audited financial statements of FC as at November 30, 2005, attached as Schedule B hereto and those unaudited financial statements of FC as at May 31, 2006, attached as Schedule C hereto.

(j)

“FC Financing” means the following private placements closed in July, 2006: (i) 2,500,000 units of FC at a price of $1.00 per unit, each unit consisting of one FC Share and one share purchase warrant entitling the holder thereof to purchase an additional FC Share for a period of 18 months following the closing of the private placement at a price of $1.00 per share; and (ii) 2,500 units of FC at a price of $1,000 per unit, each unit consisting of one 8% convertible note in the principal amount of $1,000 and one share purchase warrant entitling the holder thereof to purchase an additional 1,000 FC Shares for a period of 18 months following the closing of the private placement at a price of $1.00 per share.

(k)	“OTC Bulletin Board” means the NASD Over-The-Counter Bulletin Board.

(l)	“SEC” means the United States Securities and Exchange Commission.

(m)	“Securities Act” means the United States Securities Act of 1933.

(n)	“FC Shares” means the shares of common stock of FC, $0.00001 par value per share.

(o)	“Tax Act” means the Income Tax Act (Canada) R.S.C. (1985), 5th supp., c. 1, as amended from time to time.

(p)	“Trustee” means Equity Transfer & Trust Company, a trust company incorporated under the laws of Canada.

(q)

“Exchange and Voting Trust Agreement” means that certain Exchange and Voting Trust Agreement made as of even date herewith between the Principal Shareholders, the Vendors, FC, Exchangeco and the Trustee, attached as Schedule L hereto.

1.2            All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

1.3            The following schedules are attached to and form part of this Agreement:

Schedule	Description
A	ICP Financial Statements
B	FC Audited Financial Statements
C	FC Unaudited Financial Statements
D	Material Agreements of ICP
E	Real Property & Leases of ICP
F	Encumbrances on ICP's Assets
G	ICP Litigation
H	FC Litigation
I	Registered Trademarks & Trade Names of ICP
J	Subsidiaries of ICP
K	ICP Patents
L	Exchange and Voting Trust Agreement
M	Exchangeable Share Support Agreement

2.              SHARE EXCHANGE AND PURCHASE OF SHARES

2.1            The Vendors hereby covenant and agree to sell, assign and transfer to Exchangeco, and Exchangeco covenants and agrees to purchase from the Vendors, the ICP Shares held by the Vendors.

2.2            In consideration for the Vendors entering into this Agreement and completing the sale of the ICP Shares to Exchangeco:

(a)	On the Closing Date, FC shall enter into and cause Exchangeco to enter into the Exchange and Voting Trust Agreement and the Exchangeable Share Support Agreement with the Vendors and the Trustee;

(b)

The purchase price for the ICP Shares shall consist of an aggregate of 20,000,000 Exchangeable Shares to be issued to the Vendors pursuant to the terms of the Exchange and Voting Trust Agreement and the Exchangeable Share Support Agreement; and

(c)

The Principal Shareholders and FC agree to cause 4,222,750 of the Principal Shares to be cancelled on the Closing Date and to transfer 20,000,000 of the Principal Shares to the Trustee to be voted and cancelled in accordance with the terms of the Exchange and Voting Trust Agreement.

2.3            The Vendors acknowledge that the Exchangeable Shares and the FC Shares to be issued pursuant to the terms of the Exchangeable Shares are “restricted securities” within the meaning of the Securities Act and will be issued to the Vendors, in accordance with Regulation S of the Securities Act. Any certificates representing the FC Shares and Exchangeable Shares to be issued to the Vendors will be endorsed with the following legend in accordance with Regulation S of the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

2.4            It is intended that the transactions contemplated in this Agreement shall generally constitute (i) a taxable exchange for United States federal income tax purposes (not qualifying under Sections 368 or 351 of the United States Internal Revenue Code of 1986, as amended) to persons who are otherwise subject to taxation in the United States on the sale or exchange of ICP Shares, and (ii) a tax deferred reorganization for Canadian federal income tax purposes for the Vendors. At the option of each Vendor, Exchangeco covenants and agrees to elect, jointly with each such Vendor (referred to in this section as an "Electing Vendor"), in accordance with the provisions of subsection 85(1) of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation) in the prescribed form and within the prescribed time for the purposes of the Tax Act, and shall therein agree to elect in respect of the ICP Shares of the Electing Vendor such amount as the Electing Vendor's proceeds of disposition thereof as the Electing Vendor may determine, subject to the provisions of subsection 85(1) of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation). Each of the Electing Vendors and Exchangeco agrees to execute all such documents and forms to make the election contemplated in this section.

2.5            If the Vendors, with their professional advisors, make a bona fide determination that the ICP Shares are "qualified small business corporation shares," as defined in subsection 110.6(1) of the Tax Act as of the date hereof, then the Vendors and Exchangeco hereby undertake to elect an "agreed amount" for purposes of the provisions of subsection 85(1) of the Tax Act as provided in section 2.4 for the transfer of their respective ICP Shares (the "Vendor's Shares") that will be the lesser of the fair market value of the Vendor's Shares and the aggregate of the Vendor's adjusted cost base thereof plus an amount equal to the Vendor's unused capital gain deduction as provided in subsection 110.6(2.1) of the Tax Act or in the case where the Vendor is a trust, the unused capital gain deduction as provided in subsection 110.6(2.1) of the Tax Act of its beneficiaries. However, it is agreed between each of the Vendors and Exchangeco that should any competent taxing authority at any time issue or propose to issue any assessment(s) or reassessment(s) that would impose any liability for tax (other than the alternative minimum tax provided for in section 127.5 of the Tax Act) on the basis that a Vendor Share is not "qualified small business corporation shares", or that the capital gain of a Vendor or, if the Vendor is a trust, the capital gain of its beneficiaries resulting from the within transaction is not otherwise eligible for the exemption pursuant to subsection 110.6(2.1) of the Tax Act (or the corresponding provision of any applicable provincial tax legislation) and if all appeals requested by a Vendor have been exhausted, then the "agreed amount" shall be adjusted nunc pro tunc pursuant to the provisions of this paragraph to be such amount as will eliminate such liability for tax (except for the alternative minimum tax as provided for section 127.5 of the Tax Act) and the Vendors and Exchangeco shall do all things necessary to reflect such change, including filing amended elections, provided that such adjustment shall not result in any additional Exchangeable Shares being issued to the Vendors.

2.6            As additional consideration for FC and the Principal Shareholders entering into the Agreement, and the Principal Shareholders agreeing to cancel the Principal Shares, each of the Vendors agrees that they will not sell in any 90 day period, during the two year period following closing, (whether pursuant to a registration statement filed under the Securities Act or a transaction that is exempt from the registration provisions of the Securities Act, or in reliance of the safe harbor provided by Rule 144 promulgated under the Securities Act) an amount of shares in excess of the amounts specified in Rule 144(e) promulgated under the Securities Act. In addition, FC agrees not to file any registration statement on Form S-8 prior to October 1, 2007 without the prior consent of the Principal Shareholders.

3.              COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE VENDORS AND ICP

                 The Vendors and ICP jointly and severally covenant with and represent and warrant to FC, the Principal Shareholders and Exchangeco as of the date hereof and at the Closing Date as follows, and acknowledge that FC, the Principal Shareholders and Exchangeco are relying upon such covenants, representations and warranties in connection with the transactions contemplated by this Agreement:

3.1            ICP has been duly incorporated and organized, is a validly existing company with limited liability and is in good standing under the Canada Business Corporations Act; it has the corporate power to own or lease its property and to carry on the Business; it is duly qualified as a company to do business and is in good standing with respect thereto in each jurisdiction in which the nature of the Business or the property owned or leased by it makes such qualification necessary; and it has all necessary licenses, permits, authorizations and consents to operate its Business. ICP has no active or material subsidiary, as such term is defined in the Securities Act (Ontario), other than the subsidiaries listed in Schedule J hereto (together, the “Subsidiaries”) each of which has been duly incorporated, amalgamated or continued and is validly subsisting.

3.2            The authorized share capital of ICP consists of an unlimited number of Class “A” Shares, Class “B” Shares, Class “C” Shares, Class “D” Shares, Class “E” Shares, Class “F” Shares, and Class “G” Shares, each without par value, of which 20,000,000 Class A shares and no shares of any other classes are issued and outstanding as fully paid and non-assessable.

3.3            Each of the Vendors represents and warrants to FC that they are not a “U.S. Person,” as defined by Regulation S of the Securities Act, and are not acquiring FC Shares for the account or benefit of a U.S. Person.

A “U.S. Person” is defined by Regulation S of the Securities Act to be any person who is:

(a)	any natural person resident in the United States;

(b)	any partnership or corporation organized or incorporated under the laws of the United States;

(c)	any estate of which any executor or administrator is a U.S. person;

(d)	any trust of which any trustee is a U.S. person;

(e)	any agency or branch of a foreign entity located in the United States;

(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

(g)	any partnership or corporation if:

(i) organized or incorporated under the laws of any foreign jurisdiction; and

(ii)

formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited Subscribers [as defined in Section 230.501(a) of the Securities Act] who are not natural persons, estates or trusts.

3.4            The Vendors acknowledge that the FC Shares to be issued to the Vendors in accordance with the terms of the Exchangeable Shares will be “restricted securities” within the meaning of the Securities Act and will be issued to the Vendors in accordance with Regulation S of the Securities Act.

3.5            Each of the Vendors agrees not to engage in hedging transactions with regard to the FC Shares to be issued to the Vendors in accordance with the terms of the Exchangeable Shares unless in compliance with the Securities Act.

3.6            Each of the Vendors represents to FC and Exchangeco that they are familiar with the provisions of National Instrument 45-106, that each is an accredited investor as defined in National Instrument 45-106 and that the Exchangeable Shares and the FC Shares to be issued to the Vendors in accordance with the terms of the Exchangeable Shares are being issued to each Vendor as principal for their own account and not for the benefit of any other person.

3.7            The Vendors agree that FC will refuse to register any transfer of the FC Shares to be issued to the Vendors in accordance with the terms of the Exchangeable Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration, or pursuant to this Agreement.

3.8            The Vendors agree to resell the FC Shares to be issued to the Vendors in accordance with the terms of the Exchangeable Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act.

3.9            The ICP Shares owned by the Vendors are owned by each of the Vendors as the beneficial and recorded owner with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

3.10           No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendors of any of the ICP Shares held by them.

3.11          No person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of ICP or of any securities of ICP.

3.12           ICP does not have any agreements of any nature to acquire any subsidiary, or to acquire or lease any other business operations, and will not, prior to the Closing Date, acquire, or agree to acquire, any subsidiary or business without the prior written consent of FC.

3.13           ICP will not, without the prior written consent of FC, issue any additional shares from and after the date hereof to the Closing Date or create any options, warrants or rights for any person to subscribe for or acquire any unissued shares in the capital of ICP.

3.14           To the best of its knowledge, ICP is not a party to or bound by any guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation other than as set out in the Schedules to this Agreement.

3.15           The books and records of ICP and its Subsidiaries fairly and correctly set out and disclose in all material respects, in accordance with Canadian generally accepted accounting principles, the financial position of ICP as at the date hereof, and all material financial transactions of ICP relating to the Business have been accurately recorded in such books and records.

3.16           ICP Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of ICP and its Subsidiaries as at the date thereof and there will not be, prior to the Closing Date, any material increase in such liabilities other than increases arising as a result of carrying on the Business in the ordinary and normal course.

3.17           To the best of the knowledge of ICP and the Vendors, the entry into this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of ICP and its Subsidiaries or of any indenture, instrument or agreement, written or oral, to which ICP and its Subsidiaries or the Vendors may be a party.

3.18           The entry into this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the knowledge of ICP and the Vendors, result in the violation by ICP or its Subsidiaries of any law or regulation of the Province of Quebec or of any states or provinces or other jurisdiction in which ICP or its Subsidiaries are resident or in which the Business is or at the Closing Date will be carried on or of any municipal bylaw or ordinance to which ICP, its Subsidiaries or the Business may be subject.

3.19           This Agreement has been duly authorized, validly executed and delivered by ICP and the Vendors.

3.20           The Business has been carried on in the ordinary and normal course by ICP and its Subsidiaries since the date of the ICP Financial Statements and will be carried on by ICP and its Subsidiaries in substantially the same manner after the date hereof and up to the Closing Date.

3.21           No capital expenditures in excess of $5,000 have been made or authorized by ICP since the date of the ICP Financial Statements and no capital expenditures in excess of $5,000 will be made or authorized by ICP after the date hereof and up to the Closing Date without the prior written consent of FC.

3.22           Except as disclosed in the Schedules hereto, ICP is not a party to any written or oral employment, service or pension agreement and ICP does not have any employees who cannot be dismissed on not more than one month’s notice without further liability.

3.23           Except as disclosed in the Schedules hereto, ICP does not have outstanding any bonds, debentures, mortgages, notes or other indebtedness and ICP is not under any agreement to create or issue any bonds, debentures, mortgages, notes or other indebtedness, except liabilities incurred in the ordinary course of business.

3.24           Except as disclosed in the Schedules hereto, ICP is not the owner, lessee or under any agreement to own or lease any real property, and does not have any operating subsidiaries.

3.25           Except as disclosed in the Schedules hereto, ICP owns, possesses and has good and marketable title to its undertaking, property and assets, and without restricting the generality of the foregoing, all those assets described in the balance sheet included in ICP Financial Statements, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

3.26           ICP has its property insured against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance coverage will be continued in full force and effect to and including the Closing Date; to the best of the knowledge of ICP and the Vendors, ICP is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion.

3.27           Except as disclosed in Schedule D hereto, ICP and its Subsidiaries do not have any outstanding material agreements, contracts or commitments, whether written or oral, of any nature or kind whatsoever, including, but not limited to, employment agreements, agreements, contracts and commitments in the ordinary course of business, service contracts on office equipment, and the leases described in the Schedules hereto.

3.28           Except as provided in the Schedules hereto and to the best of ICP’s knowledge, there are no actions, suits or proceedings (whether or not purportedly on behalf of ICP), pending or threatened against or affecting ICP, its Subsidiaries or affecting the Business, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and neither ICP nor the Vendors is aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

3.29           Except as disclosed in the ICP Financial Statements, ICP and its Subsidiaries are not in material default or breach of any contracts, agreements, written or oral, indentures or other instruments to which they are a party and there are no facts, which after notice or lapse of time or both, that would constitute such a default or breach, and all such contracts, agreements, indentures or other instruments are now in good standing and ICP and its Subsidiaries are entitled to all benefits thereunder.

3.30           ICP has the right to use all of the registered trademarks, trade names and patents, both domestic and foreign, in relation to the Business as set out in Schedules K and I hereto.

3.31           To the best of the knowledge of ICP and the Vendors, the conduct of the Business does not infringe upon the patents, trade marks, trade names or copyrights, domestic or foreign, of any other person, firm or corporation.

3.32           To the best of the knowledge of ICP and the Vendors, ICP is conducting and will conduct the Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is or will be carried on, ICP is not in material breach of any such laws, rules or regulations and is, or will be on the Closing Date, fully licensed, registered or qualified in each jurisdiction in which ICP owns or leases property or carries on or proposes to carry on the Business to enable the Business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are or will be on the Closing Date valid and subsisting and in good standing and that none of the same contains or will contain any provision, condition or limitation which has or may have a materially adverse effect on the operation of the Business.

3.33           All facilities and equipment owned or used by ICP and its Subsidiaries in connection with the Business are in good operating condition and are in a state of good repair and maintenance, reasonable wear and tear excluded.

3.34           Except as disclosed in the ICP Financial Statements and salaries incurred in the ordinary course of business since the date thereof, ICP has no loans or indebtedness outstanding which have been made to or from directors, former directors, officers, shareholders and employees of ICP or to any person or corporate body not dealing at arm's length with any of the foregoing, and will not, prior to closing, pay any such indebtedness unless in accordance with budgets agreed in writing by FC.

3.35           ICP has made full disclosure to FC and Exchangeco of all aspects of the Business and has made all of its books and records available to the representatives of FC and Exchangeco in order to assist FC and Exchangeco in the performance of its due diligence searches and no material facts in relation to the Business have been concealed by ICP or the Vendors.

3.36           All of ICP’s and its Subsidiaries’ credit facilities are in good standing, other than as disclosed in the ICP Financial Statements, and ICP has not received any notices of default or acceleration requests from any bank or other creditor respecting ICP’s and its Subsidiaries’ credit facilities.

3.37           All of the Subsidiaries of ICP are wholly owned by ICP.

3.38           To the best of the knowledge of ICP, there are no material liabilities of ICP of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which ICP may become liable on or after the consummation of the transaction contemplated by this Agreement, other than liabilities which may be reflected on the ICP Financial Statements, liabilities disclosed or referred to in this Agreement or in the Schedules attached hereto, or liabilities incurred in the ordinary course of business and attributable to the period since the date of the ICP Financial Statements.

3.39           The Articles, bylaws and other constating documents of ICP in effect with the appropriate corporate authorities as at the date of this Agreement will remain in full force and effect without any changes thereto as at the Closing Date.

3.40           The directors and officers of ICP are as follows:

Name	Position
Sass Peress	President, Chief Executive Officer and sole director

4.              COVENANTS, REPRESENTATIONS AND WARRANTIES OF FC, EXCHANGECO ||
                 AND THE PRINCIPAL SHAREHOLDERS

                  FC, Exchangeco and the Principal Shareholders jointly and severally covenant with and represent and warrant to the Vendors and ICP as of the date hereof and at the Closing Date as follows, and acknowledge that the Vendors are relying upon such covenants, representations and warranties in entering into this Agreement:

4.1            FC has been duly incorporated and organized and is validly subsisting under the laws of the State of Nevada; it is a reporting issuer under the Exchange Act and is in good standing with respect to all filings required to be made under such statutes with the SEC; it has the corporate power to own or lease its properties and to carry on its business as now being conducted by it; and it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

4.2            The authorized capital of FC includes 100,000,000 shares of common stock with a par value $0.00001 per share, of which 33,222,750 shares are currently issued and outstanding as fully paid and non-assessable, and no other shares of any other class of FC are issued and outstanding.

4.3            Exchangeco has been duly incorporated and organized and is validly subsisting under the laws of the Province of Alberta; it has the corporate power to own or lease its properties and to carry on its business as now being conducted by it; and it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

4.4            The authorized capital of Exchangeco consists of an unlimited number of Common Shares, of which 100 common shares are currently issued and outstanding as fully paid and non-assessable, and an unlimited number of Class A Exchangeable Shares, of which no shares are currently issued and outstanding.

4.5            The Principal Shares owned by the Principal Shareholders are owned by each of the Principal Shareholders as the beneficial and recorded owner with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

4.6            No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Principal Shareholders of any of the Principal Shares held by them.

4.7            Except for the issuance of FC Shares under the FC Financing, no person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of either FC or Exchangeco.

4.8            Except for the issuance of FC Shares under the FC Financing, FC will not, without the prior written consent of the Vendors, issue any additional FC Shares from and after the date hereof to the Closing Date or create any options, warrants or rights for any person to subscribe for any unissued FC Shares in the capital of FC.

4.9            The directors and officers of FC are as follows:

Name	Position
Taras Chebountchak	President, Treasurer, Chief Executive Officer, Chief Financial Officer and Director
Orit Stolyar	Vice President, Secretary and Director

4.10           FC Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of FC as at the date thereof. There will not be, prior to the Closing Date, any material increase in such liabilities and the only increases in liabilities shall be those relating to the conduct of the business of FC prior to the Closing Date incurred in the ordinary course or as a result of professional fees incurred in connection with transactions contemplated in this Agreement and expenses incurred in connection with meeting FC’s ongoing reporting obligations under the Exchange Act.

4.11           There have been no material adverse changes in the financial position or condition of FC or Exchangeco or damage, loss or destruction materially affecting the business or property of FC or Exchangeco since the date of the FC Financial Statements, except as may be disclosed by FC in Current Reports on Form 8-K filed with the SEC.

4.12           The books and records of FC fairly and correctly set out and disclose in all material respects, in accordance with United States generally accepted accounting principles, the financial position of FC as at the date hereof, and all material financial transactions of FC relating to the business have been accurately recorded in such books and records.

4.13           FC has made full disclosure to ICP of all material aspects of FC's business and has made all of its books and records available to the representatives of ICP in order to assist ICP in the performance of its due diligence searches and no material facts in relation to FC's business have been concealed by FC.

4.14           FC and Exchangeco are not a party to or bound by any agreement or guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

4.15           Except as disclosed in the Schedules attached hereto, there are no actions, suits or proceedings (whether or not purportedly on behalf of FC or Exchangeco), pending or threatened against or affecting FC or Exchangeco or affecting FC's business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and FC and Exchangeco are not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

4.16           The FC Shares are quoted on the OTC Bulletin Board and FC is not in breach of any regulation, by-law or policy of, or any of the terms and conditions of its quotation on the OTC Bulletin Board applicable to FC or its operations.

4.17           FC and Exchangeco do not currently have any employees and are not party to any collective agreements with any labour unions or other association of employees.

4.18           FC does not have any subsidiaries, other than Exchangeco, or any agreements to acquire or lease any other business operations and will not, prior to the Closing Date, acquire, or agree to acquire, any subsidiary or business without the prior written consent of ICP.

4.19           The business of FC and Exchangeco, now and until the Closing Date, will be carried on in the ordinary and normal course after the date hereof and up to the Closing Date and no material transactions shall be entered into until the Closing Date without the prior written consent of the Vendors.

4.20           No liability, cost or expense will be incurred or payable by FC or Exchangeco in connection with the disposition of any of their properties.

4.21           FC is not indebted to any of its directors or officers nor are any of FC's directors or officers indebted to FC.

4.22           Exchangeco is not indebted to any of its directors or officers nor are any of Exchangeco's directors or officers indebted to Exchangeco.

4.23           FC has good and marketable title to its properties and assets as set out in the FC Financial Statements and such properties and assets are not subject to any mortgages, pledges, liens, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

4.24           The Corporate Charter, Articles of Incorporation and Bylaws and any other constating documents of FC in effect with the appropriate corporate authorities as at the date of this Agreement will not have been materially changed as at the Closing Date.

4.25           The Articles of Incorporation and Bylaws and any other constating documents of Exchangeco in effect with the appropriate corporate authorities as at the date of this Agreement will not have been materially changed as at the Closing Date.

4.26           There are no material liabilities of FC or Exchangeco of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which FC, Exchangeco or ICP may become liable on or after the consummation of the transaction contemplated by this Agreement, other than liabilities which may be reflected on the FC Financial Statements, liabilities disclosed or referred to in this Agreement or in the Schedules attached hereto, or liabilities incurred in the ordinary course of business and attributable to the period since the date of the FC Financial Statements, none of which has been materially adverse to the nature of FC's business, results of operations, assets, financial condition or manner of conducting FC's business.

4.27           The entry into this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of FC or Exchangeco or of any indenture, instrument or agreement, written or oral, to which FC or Exchangeco may be a party.

4.28           The entry into this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the knowledge of FC, result in the violation of any law or regulation of the United States or the State of Nevada or of any local government bylaw or ordinance to which FC or FC's business may be subject.

4.29           This Agreement has been duly authorized, validly executed and delivered by each of FC, the Principal Shareholders and Exchangeco.

4.30           FC and Exchangeco have no contracts with any officers, directors, or others which cannot be terminated with not more than one month's notice.

4.31           No agreement has been made with FC or Exchangeco in respect of the purchase and sale contemplated by this Agreement that could give rise to any valid claim by any person against ICP or the Vendors for a finder's fee, brokerage commission or similar payment.

5.              ACTS IN CONTEMPLATION OF CLOSING

5.1            ICP covenants and agrees with FC, Exchangeco and the Vendors to deliver to FC and Exchangeco, those audited annual financial statements, pro-forma financial statements and unaudited interim financial statements of ICP as are required by Item 310 of Regulation S-B in order to permit FC to make the SEC filings required in respect of the purchase and sale of the shares of ICP in accordance with this Agreement.

6.              CONDITIONS OF CLOSING

6.1            All obligations of FC and Exchangeco under this Agreement are subject to the fulfilment, at or prior to the Closing Date, of the following conditions:

(a)

The respective representations and warranties of the Vendors and ICP contained in this Agreement or in any Schedule hereto or certificate or other document delivered to FC pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement or any such Schedule or certificate is given, and FC and Exchangeco shall have received on the Closing Date certificates dated as of the Closing Date, in forms satisfactory to counsel for FC and Exchangeco and signed under seal by the Vendors and by the senior officer of ICP to the effect that their respective representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, provided that the acceptance of such certificates and the closing of the transactions herein provided for shall not be a waiver of the respective representations and warranties contained in Articles 3 and 4 or in any Schedule hereto or in any certificate or document given pursuant to this Agreement which covenants, representations and warranties shall continue in full force and effect for the benefit of FC and Exchangeco;

(b)	The Vendors shall have caused to be delivered to FC and Exchangeco a certificate of an officer of ICP and an opinion of legal counsel acceptable to counsel to FC, dated as of the Closing Date;

(c)

At the Closing Date there shall have been no materially adverse change in the affairs, assets, liabilities, or financial condition of ICP or the Business (financial or otherwise) from that shown on or reflected in ICP Financial Statements;

(d)	No substantial damage by fire or other hazard to the Business shall have occurred prior to the Closing Date; and

(e)	ICP shall have delivered to FC those financial statements of ICP specified in paragraph 5.1 hereof.

6.2

In the event any of the foregoing conditions contained in paragraph 6.1 hereof are not fulfilled or performed at or before the Closing Date to the reasonable satisfaction of FC and Exchangeco, FC or Exchangeco may terminate this Agreement by written notice to the Vendors and in such event FC shall be released from all further obligations hereunder but any of such conditions may be waived in writing in whole or in part by FC or Exchangeco without prejudice to its rights of termination in the event of the non-fulfilment of any other conditions.

6.3	All obligations of the Vendors under this Agreement are subject to the fulfilment, at or prior to the Closing Date, of the following conditions:

(a)

The representations and warranties of FC, Exchangeco and the Principal Shareholders contained in this Agreement or in any Schedule hereto or certificate or other document delivered to ICP and the Vendors pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement or any such Schedule or certificate is given, and the Vendor shall have received on the Closing Date a certificate dated as of the Closing Date from each of FC and Exchangeco, in a form satisfactory to the Vendors and signed under seal by two senior officers of FC or Exchangeco, respectively, to the effect that such representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the representations and warranties contained in Article 4 or in any Schedule hereto or in any certificate or document given pursuant to this Agreement which covenants, representations and warranties shall continue in full force and effect for the benefit of the Vendors;

	(b)	FC shall have caused to be delivered to the Vendors a certificate of an officer of FC and an opinion of legal counsel acceptable to counsel to the Vendors, dated as of the Closing Date;

	(c)	Exchangeco shall have caused to be delivered to the Vendors a certificate of an officer of Exchangeco and an opinion of legal counsel acceptable to counsel to the Vendors;

(d)

At the Closing Date, there shall have been no materially adverse change in the affairs, assets, liabilities, financial condition or business (financial or otherwise) of FC from that shown on or reflected in FC Financial Statements; and

(e)

Following the Closing Date, the parties will take such steps as may be necessary, including the filing of an information statement pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, to effect the change in officers and directors of FC described in paragraph 7.3 below.

6.4

In the event that any of the conditions contained in paragraph 6.3 hereof shall not be fulfilled or performed by FC, the Principal Shareholders or Exchangeco at or before the Closing Date to the reasonable satisfaction of the Vendors then the Vendors shall have all the rights and privileges granted to FC under paragraph 6.2, mutatis mutandis.

7.	CLOSING ARRANGEMENTS

7.1

The closing shall take place on the Closing Date at the offices of Northwest Law Group at Suite 1880, 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 3P3, or at such other time and place as the parties may mutually agree.

7.2	On the Closing Date, upon fulfilment of all the conditions set out in Article 6 which have not been waived in writing by FC or by the Vendors, as the case may be, then:

	(a)	the Vendors shall deliver to FC:

(i)

certificates representing all ICP Shares duly endorsed in blank for transfer or with a stock power of attorney (in either case with the signature guaranteed by the appropriate official) with all applicable security transfer taxes paid;

(ii) the certificates, officer's certificate and legal opinion referred to in paragraph 6.1; and

(iii) evidence satisfactory to FC and its legal counsel of the completion by ICP and the Vendor of those acts referred to in paragraph 5.1.

	(b)	the Vendors and ICP shall cause the ICP Shares to be transferred into the name of Exchangeco, or its nominee, to be duly and regularly recorded in the books and records of ICP;

(c)

the Principal Shareholders shall deliver to the Trustee certificates representing 20,000,000 FC Shares duly endorsed with legends, acceptable to ICP's counsel, respecting restrictions on transfer as required by or necessary under the applicable securities legislation of the United States or any state, including, but not limited to, the non-transferability of such shares for a period of one year from the Closing Date;

	(d)	Exchangeco shall issue and deliver to the Vendors certificates representing 20,000,000 Exchangeable Shares duly endorsed with legends acceptable to ICP’s counsel;

	(e)	FC shall issue and deliver to ICP and the Vendors the certificates, officer's certificate and legal opinion referred to in paragraph 6.3; and

	(f)	Exchangeco shall issue and deliver to ICP and the Vendors the certificates, officer's certificate and legal opinion referred to in paragraph 6.3.

7.3

Following the Closing Date, the parties will take such steps as may be necessary, including the filing of an information statement pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, to effect the following changes in the officers and directors of FC:

Name	Position

Sass Peress	Director, President
Joel Cohen	Director, Secretary and Chief Financial Officer
Taras Chebountchak	Director, Treasurer

8.	GENERAL PROVISIONS

8.1	Time shall be of the essence of this Agreement.

8.2

This Agreement contains the whole agreement between the parties hereto in respect of the purchase and sale of ICP Shares and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

8.3

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither FC nor Exchangeco may assign this Agreement without the consent of ICP which consent may be withheld for any reason whatsoever.

8.4

Any notice to be given under this Agreement shall be duly and properly given if made in writing and delivered or telecopied to the addressee at the address as set out on page one of this Agreement. Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any party hereto may change its address for notice from time to time by providing notice of such change to the other parties hereto in accordance with the foregoing.

8.5

All covenants, representations and warranties of each of the parties set forth herein shall survive the transactions contemplated herein and shall remain operative and in full force and effect, regardless of any investigations at any time made by or on behalf of any party hereto, for a period of 24 months after the Closing Date; provided, however, that (i) the representations and warranties of Vendors set forth in Sections 3.1, 3.2, 3.10, 3.11, 3.17, 3.18, 3.19 and 3.37 and and the representations and warranties of FC and the Principal Shareholders set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 4.27, 4.28, and 4.29 shall survive forever, and (ii) the representations and warranties of FC and the Principal Shareholders set forth in Sections 4.31 shall survive until ninety (90) days after the expiration of the applicable statutes of limitations. All other covenants and agreements contained in this Agreement will survive the Closing in accordance with their terms.

8.6	This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

8.7

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the State of Nevada.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

FC FINANCIAL SERVICES INC.	ICP SOLAR TECHNOLOGIES INC.
By Its Authorized Signatory:	By Its Authorized Signatory:

/s/ Taras Chebountchak	/s/ Sass Peress
Signature of Authorized Signatory	Signature of Authorized Signatory

Taras Chebountchak	Sass Peress, President
Name of Authorized Signatory	Name of Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY SASS PERESS
in the presence of:

/s/ Marc Leiter	/s/ Sass Peress
Signature of Witness	SASS PERESS

Marc Leiter
Name

5 Place Ville Maria, #1203
Montreal, Quebec
Address

SIGNED, SEALED AND DELIVERED	EASTERN LIQUIDITY PARTNERS LTD.
BY THE PERESS FAMILY TRUST	By Its Authorized Signatory:
per:

/s/ Sass Peress	/s/ Maurice Peress
Signature of Authorized Signatory
Authorized Signatory

Maurice Peress
SIGNED, SEALED AND DELIVERED	Name of Authorized Signatory
BY THE SASS PERESS FAMILY TRUST
President
per:

/s/ Sass Peress	Title of Authorized Signatory

Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY ARLENE ADES in the presence of:

/s/ Marc Leiter	/s/ Arlene Ades
Signature of Witness	ARLENE ADES

Marc Leiter
Name

5 Place Ville Maria, #1203
Montreal, Quebec
Address

SIGNED, SEALED AND DELIVERED
BY JOEL COHEN
in the presence of:

/s/ Marc Leiter	/s/ Joel Cohen
Signature of Witness	JOEL COHEN

Marc Leiter
Name

5 Place Ville Maria, #1203
Montreal, Quebec
Address

SIGNED, SEALED AND DELIVERED
BY TARAS CHEBOUNTCHAK in the presence of:

/s/ Diane Malfara	Taras Chebountchak
Signature of Witness	TARAS CHEBOUNTCHAK

Diane Malfara
Name

TD Canada Trust, 8889 Yonge Street
Richmond Hill, Ontario L4C 6Z1
Address

SIGNED, SEALED AND DELIVERED
BY ORIT STOLYAR in the presence of:

/s/ Diane Malfara	/s/ Orit Stolyar
Signature of Witness	ORIT STOLYAR

Diane Malfara
Name

TD Canada Trust, 8889 Yonge Street
Richmond Hill, Ontario L4C 6Z1
Address

1260491 ALBERTA INC.
By Its Authorized Signatory:

/s/ Sass Peress
Signature of Authorized Signatory

Sass Peress
Name of Authorized Signatory

President
Title of Authorized Signatory

SCHEDULE A

to that Share Purchase Agreement
among Sass Peress, The Peress Family Trust, Arlene Ades, Joel Cohen, The Sass Peress Family
Trust, Eastern Liquidity Partners Ltd., FC Financial Services Inc., ICP Solar Technologies Inc.,
Taras Chebountchak, Orit Stolyar, and 1260491 Alberta Inc.
dated for reference as of the 28th day of September, 2006

ICP FINANCIAL STATEMENTS

ICP Solar Technologies Inc.

Consolidated Interim Balance Sheets
(Expressed in U.S. Funds)

(Unaudited)

	July 31, 2006	January 31, 2006

Assets
Current
Accounts receivable	$1,261,563	$1,477,560
Income taxes recoverable	639,030	679,265
Inventories	1,409,343	1,651,574
Prepaid expenses	124,507	137,648
	3,434,443	3,946,047

Property and Equipment	727,909	931,022

	$4,162,352	$4,877,069
Liabilities
Current
Bank indebtedness	1,181,884	1,260,730
Accounts payable and accrued liabilities	130,688	1,915,148
Current portion of government grants payable	215,542	193,469
Current portion of obligation under capital lease	43,054	42,939
Loan payable, director	691,303	651,689
Loan payable	1,500,000	-
	3,762,471	4,063,975

Government Grants Payable	27,000	47,509

Obligation Under Capital Lease	19,015	42,939

Retractable Shares	-	2,681,667

Minority Interest	-	739,452
Shareholders' Deficiency
Capital Stock	200,068	64
Additional Paid in Capital	3,243,326
Other Comprehensive Loss	(736,026)	(707,601)
Accumulated Deficit	(2,353,502)	(1,990,936)
	353,866	(2,698,473)

	$4,162,352	$4,877,069

Approved on Behalf of the Board:

/s/ Sass Peress	Director

/s/ Joel Cohen	Director

ICP Solar Technologies Inc.

Consolidated Interim Statement of Cash Flows
(Expressed in U.S. Funds)

(Unaudited)

	For the three months		For the six months
	ended July 31,		ended July 31,
	2006	2005	2006	2005

Funds Provided (Used) -

Operating Activities

Net loss	$(522,012)	$(211,617)	$(362,566)	$(370,301)
Amortization	79,312	97,102	156,390	195,162
Write down of capital assets	774	-	54,202
Foreign exchange	14,328	(54,969)	69,402	89,962
	(427,598)	(169,484)	(82,571)	(85,177)

Changes in non-cash operating elements
of working capital	(162,573)	(167,006)	(1,260,049)	411,247
	(590,171)	(336,491)	(1,342,621)	326,071

Financing Activities

Bank indebtedness	(756,098)	532,674	(78,846)	167,912
Long-term debt	-	(32,784)	-	(68,828)
Loan payable, director	505	(48)	35,327	12,570
Loan payable	1,326,060	-	1,500,000	-
Obligation under capital lease	(9,121)	(31,929)	(24,327)	(61,190)
Government grants payable	-	(97,403)	-	(109,598)
	561,345	370,510	1,432,154	(59,133)

Investing Activities

Additions to property and equipment	(1,767)	(1,655)	(1,767)	(131,896)
	(1,767)	(1,655)	(1,767)	(131,896)

Effect of Foreign Exchange on Cash Balances	30,593	(32,364)	(87,766)	(135,042)

Increase (Decrease) in Cash	-	-	-	-

Cash
Beginning of Period	-	-	-	-

End of Period	$-	$-	$-	$-

ICP Solar Technologies Inc.

Consolidated Interim Statements of Operations and Comprehensive Income
(Expressed in U.S. Funds)
(Unaudited)

	For the three months		For the six months
	ended July 31,		ended July 31,
	2006	2005	2006	2005

Net Sales	$2,174,439	$2,455,418	$4,843,200	$5,335,229

Cost of Sales	1,644,877	1,556,645	3,051,767	3,111,134

Gross Margin	529,562	898,773	1,791,433	2,224,095

Expenses
Selling, general and administrative	842,703	796,683	1,756,736	2,245,049
Amortization	77,079	195,161	143,252	98,061
Research and Development	12,968	147,831	18,301	65,723
Foreign exchange loss	55,074	89,962	69,402	144,931

	987,824	1,229,637	1,987,691	2,553,764

Operating Loss	(458,262)	(330,864)	(196,258)	(329,669)

Interest expense	63,750	-	166,308	182,237
Interest income	-	(15,261)	-	(15,261)
	63,750	(15,261)	166,308	166,976

Loss Before Income Taxes	$(522,012)	$(315,603)	$(362,566)	$(496,645)

Income Taxes	-	(103,986)	-	(126,344)

Net Loss	$(522,012)	$(211,617)	$(362,566)	$(370,301)

Other Comprehensive Income (Loss)

Foreign currency translation adjustment	39,820	(96,620)	(28,425)	(45,851)

Comprehensive Loss	$(482,192)	$(308,237)	$(390,991)	$(416,152)

ICP Solar Technologies Inc.

Consolidated Interim Statement of Shareholders' Deficiency
(Expressed in U.S. Funds)
For the Period Ended July 31, 2006 and 2005

(Unaudited)

			Additional	Cumulative Foreign	Accumulated	Total
	Common Stock		Paid-In	Currency Translation	Deficit	Shareholders'
	Shares	Amounts	Capital	Adjustment		Deficiency
Balance - January 31, 2005	100	$64	$-	$(360,850)	$(594,264)	$(955,050)

Foreign currency translation adjustment
for the period ended July 31, 2005				(45,851)		(45,851)

Net loss for the period - July 31, 2005					(370,301)	(370,301)
Balance - July 31, 2005	100	$64	$-	$(406,701)	$(964,565)	$(1,371,202)

Balance - January 31, 2006	100	$64	$-	$(707,601)	$(1,990,936)	$(2,698,473)

Recall and cancellation of issued	(60)	(38)				(38)
Class "A" shares

Issue of Class "A" shares in exchange	6,000	38				38
for Class "A" shares

Recall and cancellation of issued	(40)	(26)				(26)
Class "B" shares

Issue of Class "A" shares in exchange	4,000	26				26
for Class "B" shares

Class "A" shares sudivided on basis	(10,000)	(64)				(64)
of 1,656.6968 for Class "A" shares

Issue of Class "A" shares	16,566,968	64				64

Class "E" shares exchanged for	3,433,032	200,004	3,243,326			3,443,330
Class "A" shares

Foreign currency translation adjustment
for the period ended July 31, 2006				(28,425)		(28,425)

Net loss for the period - July 31, 2006					(362,566)	(362,566)
Balance - July 31, 2006	20,000,000	$200,068	$3,243,326	$(736,026)	$(2,353,502)	$353,866

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
For the Six Months Ended July 31, 2006
(Expressed in U.S. Funds)

1. Organization and Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and are prepared using the same accounting policies as outlined in note 3 of ICP Solar Technologies Inc. financial statements for the year ended January 31, 2006 and 2005. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended July 31, 2006 are not necessarily indicative of the results that may be expected for the year ended January 31, 2007. The unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the ICP Solar Technologies Inc. audited financial statements for the years ended January 31, 2006 and 2005.

The Company is engaged in the business of manufacturing, assembling and distributing renewable solar energy products worldwide.

The consolidated financial statements include the accounts of the Company and its subsidiary companies. On consolidation, all material transactions and balances have been eliminated.

The financial statements are expressed in U.S. funds.

2. Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has reported an accumulated deficit of $2,353,502 as at July 31, 2006 and $1,990,936 for year ending January 31, 2006. To date, these losses and cash flow deficiencies have been financed principally through long-term debt and debt from related parties. Additional capital and/or borrowings will be necessary in order for the Company to continue in existence until attaining and sustaining profitable operations.

Management has continued to develop a strategic plan to develop a management team, maintain reporting compliance and establish contracts with clients. Management anticipates generating revenue through manufacturing and commercializing its products during the year. The Company has commenced the process of raising additional capital. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
For the Six Months Ended July 31, 2006
(Expressed in U.S. Funds)

3. Bank Indebtedness

The Company has the following credit facilities:

A UK credit facility allowing for an operating line of credit of 161,000 (90,000 GBP) was extended by the UK Bank.

A Canadian credit facility requires the Canadian subsidiary to comply with certain financial covenants. As at July 31, 2006, the Canadian subsidiary was not in compliance therewith.

4. Related Party Transactions

During the six month period ended July 31, 2006, the Company incurred consulting expenses of approximately $35,300 from a current shareholder.

For the six month period ended July 31, 2006 the Company incurred salaries expenses of approximately $91,300 and $66,200 respectively paid to two executive shareholders.

5. Recent Corporate Developments Subsequent to Year-End

Subsequent to year end, the Company acquired the remaining preferred shares in its Canadian subsidiary company in exchange for 842,201 Class E shares of the Company, thereby becoming the 100% owner of the subsidiary company.

In addition, all issued common and preferred shares of the Company, were converted into 20,000,000 Class A shares, via share exchanges. 40 Class “B” shares were exchanged for 4,000 Class “A” shares. Class “E” shares were exchanged for Class “A” shares on a one for one basis. Immediately thereafter, Class “A” shares were subdivided into additional Class “A” shares on the basis of 1,656.968 Class “A” shares for each Class “A” share.

Further to an agreement entered into FC Financial Services Inc. (“FC Financial”), all of the issued and outstanding shares in the capital stock of the Company will be exchanged for exchangeable shares of FC Financial. The exchangeable shares will be exchangeable under various circumstances for common shares of FC Financial on a one-for-one basis. Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination. That is, the share exchange is equivalent to the issuance of stock by the Company for the net monetary assets of FC Financial, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange will be identical to that resulting from a reverse acquisition, except no goodwill will be

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
For the Six Months Ended July 31, 2006
(Expressed in U.S. Funds)

5. Recent Corporate Developments Subsequent to Year-End (Cont’d)

recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, FC Financial are those of the legal acquiree, the Company, which are considered to be the accounting acquirer.

As part of the transaction, FC Financial will lend to the Company an amount of $1,500,000 which is convertible into Class “A” shares of the Company upon the closing of the transaction. In the event that the transaction does not close, the amount of $1,500,000 must be repaid by the Company no later than November 8, 2006.

SCHEDULE B

to that Share Purchase Agreement
among Sass Peress, The Peress Family Trust, Arlene Ades, Joel Cohen, The Sass Peress Family
Trust, Eastern Liquidity Partners Ltd., FC Financial Services Inc., ICP Solar Technologies Inc.,
Taras Chebountchak, Orit Stolyar, and 1260491 Alberta Inc.
dated for reference as of the 28th day of September, 2006

FC AUDITED FINANCIAL STATEMENTS

F-i

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of
FC Financial Services Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of FC Financial Services Inc. (A Development Stage Company) as of November 30, 2005 and the related statements of operations, cash flows and stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The accompanying balance sheet of FC Financial Services Inc. (A Development Stage Company) as of November 30, 2004, and the related statement of operations, cash flows, and stockholders' deficit accumulated for the period from November 19, 2003 (Date of Inception) to November 30, 2004 and the year ended November 30, 2004, was audited by other auditors in their report dated January 10, 2005. Those auditors expressed an unqualified opinion on those financial statements and included an explanatory paragraph describing the substantial doubt about the Company's ability to continue as a going concern.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of FC Financial Services Inc. (A Development Stage Company), as of November 30, 2005 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenue and has accumulated losses since inception. These factors raise substantial doubt about the Company' s ability to continue as a going concern. Management' s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ "Manning Elliott LLP"

CHARTERED ACCOUNTANTS Vancouver, Canada
January 20, 2006

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
BALANCE SHEETS
(Expressed in US dollars)

	November 30,	November 30,
	2005	2004

ASSETS

Current Assets

Cash	49,963	32

Total Current Assets	49,963	32

Property and Equipment (Note 3)	6,241

TOTAL ASSETS	56,204	32

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

Current Liabilities

Accounts payable	-	200
Accrued liabilities	8,805	-
Due to shareholders (Note 4)	-	22,573

Total Current Liabilities	8,805	22,773

TOTAL LIABILITIES	8,805	22,773

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock 100,000,000 shares authorized, $0.00001 par value,
30,722,750 and 25,000,000 shares issued and outstanding,
respectively	307	250

Additional paid-in capital (Note 5)	114,198	-200

Donated capital (Notes 4(b) and (c))	27,600	-

Deficit accumulated during the development stage	(94,706)	(22,791)

Total Stockholders' Equity (Deficit)	47,399	(22,741)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	56,204	32

(The Accompanying Notes are an Integral Part of These Financial Statements)

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in US dollars)

	Accumulated from
	November 19, 2003
	(Date of Inception) to	Year ended	Year ended
	November 30,	November 30,	November 30,
	2005	2005	2004
	$	$	$

REVENUE	-	-	-

EXPENSES

Consulting (Note 4(b))	24,000	24,000	-
General and administrative expenses	68,715	46,710	17,998
Amortization	812	812	-
Interest expense	1,179	393	786

Total expenses	94,706	71,915	18,784

NET LOSS	(94,706)	(71,915)	(18,784)

NET LOSS PER SHARE - Basic and Diluted		$-	$-

Weighted Average Number of Common Shares
Outstanding (Note 5(a))		28,965,000	25,000,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in US dollars)

	Accumulated From
	November 19, 2003
	(Date of Inception)	Year ended	Year ended
	to November 30,	November 30,	November 30,
	2005	2005	2004
	$	$	$

CASH FLOWS TO OPERATING ACTIVITIES

Net loss	(94,706)	(71,915)	(18,784)

Adjustments to reconcile net loss to net cash used
in operating activities

Amortization	812	812	-
Donated services and rent	27,600	27,600	-

Changes in operating assets and liabilities

Increase (decrease) in accounts payable and accrued
liabilities	8,805	8,605	(3,014)
(Increase) decrease in prepaid expenses	-	-	10,000

Net Cash Used In Operating Activities	(57,489)	(34,898)	(11,798)

CASH FLOWS TO INVESTING ACTIVITIES

Acquisition of capital assets	(7,053)	(7,053)	-

Net Cash Used By Investing Activities	(7,053)	(7,053)	-

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock	114,505	114,455	-
Loan from shareholders	-	(22,573)	11,787

Net Cash Provided By Financing Activities	114,505	91,882	11,787

INCREASE (DECREASE) IN CASH	49,963	49,931	(11)

CASH, BEGINNING OF PERIOD	-	32	43

CASH, END OF PERIOD	49,963	49,963	32

Non-cash Investing and Financing Activities	-	-	-

Supplemental Disclosures:

Cash paid for interest	413	413	-
Cash paid for taxes	-	-	-

(The Accompanying Notes are an Integral Part of These Financial Statements)

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY
For the Period from November 19, 2003 (Date of Inception) to November 30, 2005
(Expressed in US dollars)

					Deficit
			Additional		Accumulated
			Paid-in		During the
	Common		Capital	Donated	Development
	Stock	Amount	(Discount)	Capital	Stage	Total
	#	$	$	$	$	$

Balance - November 19, 2003 (Date of
Inception)	-	-	-	-	-	-

Issuance of common stock for cash
at $0.00001 per share
- November 27, 2003	25,000,000	250	(200)	-	-	50

Net loss for the period	-	-	-	-	(22,791)	(22,791)

Balance - November 30, 2004	25,000,000	250	(200)	-	(22,791)	(22,741)

Issuance of common stock for cash
at $0.02 per share	5,722,750	57	114,398	-	-	114,455

Donated services and rent	-	-	-	27,600	-	27,600

Net loss for the period	-	-	-	-	(71,915)	(71,915)

Balance - November 30, 2005	30,722,750	307	114,198	27,600	(94,706)	47,399

See Note 5(a) for forward stock split.

(The Accompanying Notes are an Integral Part of These Financial Statements)

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED NOVEMBER 30, 2005
(Expressed in US dollars)

1.	NATURE OF OPERATIONS AND CONTINUANCE OF BUSINESS

FC Financial Services, Inc. (the "Company") was incorporated in the State of Nevada on November 19, 2003, where it maintains a statutory registered agent's office. The Company's principal executive office is located in Ontario, Canada. The Company intends to initiate operations in Canada, and is not subject to any deadlines to obtain U.S. licenses in order to begin operations. The Company provides indirect financing of instalment contracts for automobile purchases and leases for borrowers unable to qualify for traditional loans and leases. The Company is a Development Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of November 30, 2005, the Company had not recognized any revenues and had accumulated losses of $94,706 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. While the Company has experienced some initial difficulty in securing the required financing, it continues to pursue various options but there is no assurance that any such activity will generate funds that will be available for operations. Management is considering alternatives to it's initial business plan. These financial statements do not include any adjustments to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

The Company filed an SB-2 Registration Statement ("SB-2") with the United States Securities Commission that was declared effective on March 22, 2005. The Company issued 5,722,750 common shares pursuant to the SB-2, at a price of $0.02 per share, for total proceeds of $114,455. The Company is listed on the Over-the-Counter Bulletin Board under the symbol "FCFN".

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	(a)	Basis of Accounting

These financial statements have been reported in US dollars in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The Company's policy is to prepare its financial statements on the accrual basis of accounting. The fiscal year end is November 30.

	(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED NOVEMBER 30, 2005
(Expressed in US dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

	(c)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

	(d)	Comprehensive Loss

SFAS No. 130, " Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at November 30, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	(e)	Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

	(f)	Property and Equipment

Capital assets are recorded at cost and annual amortization is provided on a straight-line basis over the estimated useful lives of the assets as follows. One-half of the annual rate is taken in the year of acquisition:

		Computers	3 years
		Furniture and fixtures	5 years

	(g)	Fair Value of Financial Instruments

The fair values of cash, accounts payable, accrued liabilities and amounts owing to related parties approximate their fair value due to the immediate or short-term nature of these financial instruments.

	(h)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, " Accounting for Income Taxes" , as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED NOVEMBER 30, 2005
(Expressed in US dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

	(i)	Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "Foreign Currency Translation" using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

	(j)	Basic and Diluted Net Income (Loss) Per Share

The Company computes basic and diluted loss per share in accordance with SFAS No. 128, " Earnings per Share." SFAS No. 128 requires the Company to report both basic loss per share, which is based on the weighted average number of common shares outstanding, and diluted loss per share, which is based on the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. As of November 30, 2005 the Company had no outstanding securities that could have a dilutive effect on the outstanding common stock. Therefore, no diluted EPS was calculated.

	(k)	Long-Lived Assets

In accordance with Financial Accounting Standards Board (" FASB" ) Statement of Financial Accounting Standards (" SFAS" ) No. 144, " Accounting for the Impairment or Disposal of Long-Lived Assets" , the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

	(l)	Recent Accounting Pronouncements

In December 2004, FASB issued SFAS No. 153, " Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29" . The guidance in APB Opinion No. 29, " Accounting for Nonmonetary Transactions" , is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company' s results of operations or financial position.

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED NOVEMBER 30, 2005
(Expressed in US dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

	(l)	Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, " Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3" . SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company' s results of operations or financial position.

In December 2004, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 123R, " Share Based Payment" . SFAS 123R is a revision of SFAS No. 123 " Accounting for Stock-Based Compensation" , and supersedes APB Opinion No. 25, " Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity' s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company' s results of operations or financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 (" SAB 107" ) to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

	(m)	Reclassifications

Certain reclassifications have been made to the prior year' s financial statements to conform to the current year' s presentation.

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED NOVEMBER 30, 2005
(Expressed in US dollars)

3.	PROPERTY AND EQUIPMENT
				November 30,	November 30,
				2005	2004
			Accumulated	Net Carrying	Net Carrying
		Cost	Amortization	Value	Value
		$	$	$	$

	Computer hardware	1,603	267	1,336	-
	Furniture and fixtures	5,450	545	4,905	-

		7,053	812	6,241	-

4.	RELATED PARTY TRANSACTIONS/BALANCES

	(a)	During the year ended November 30, 2005, the Company recognized a total of $24,000 (2004 - $Nil) for donated services at $2,000 per month provided by the President and Vice-President of the Company.
	(b)	During the year ended November 30, 2005, the Company recognized a total of $3,600 (2004 - $Nil) for donated rent at $300 per month provided by the President of the Company.
(c)

During the year ended November 30, 2005, the President and Vice-President of the Company incurred operating expenses for the Company totalling $28,193 (2004 - $22,573). In April 2005, the Company repaid $28,606, comprising of $28,193 of principal payment and $413 of interest payment. As at November 30, 2005, no amounts are due to the President and Vice-President of the Company.

5.	COMMON STOCK

(a)

On December 8, 2005, the Company authorized a forward stock split and increased the number of issued and outstanding shares on a five-for-one (5:1) basis. All share amounts have been retroactively adjusted for all periods presented.

	(b)	On March 22, 2005, the Company issued 5,722,750 shares of common stock at a price of $0.02 per share for cash proceeds of $114,455.
	(c)	On November 27, 2003, the Company issued 25,000,000 shares of common stock at a price of $0.000002 per share to the President and Vice-President of the Company for cash proceeds of $50.

6.	INCOME TAX

The Company has adopted the provisions of SFAS 109, " Accounting for Income Taxes" . Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses have not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating losses carried forward in future years. The Company has approximately $94,700 of net operating loss carryforwards available to offset taxable income in future years which expire through fiscal 2024. For the periods ended November 30, 2005 and 2004, the valuation allowance established against the deferred tax assets increased by $14,800 and $7,700, respectively.

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED NOVEMBER 30, 2005
(Expressed in US dollars)

6.	INCOME TAX (continued)

	The components of the net deferred tax asset at November 30, 2005 and 2004, the statutory tax rate, the effective tax rate and the amount of the valuation allowance are indicated below:

		2005 $	2004 $

	Net Operating Losses	94,700	22,800

	Statutory Tax Rate	35%	34%

	Effective Tax Rate	-	-

	Deferred Tax Asset	22,500	7,700

	Valuation Allowance	(22,500)	(7,700)

	Net Deferred Tax Asset	-	-

7.	SUBSEQUENT EVENT

On December 8, 2005, the Company authorized a forward stock split, and increased the number of issued and outstanding shares on a five-for-one (5:1) basis. All share amounts have been retroactively adjusted for all period's presented.

SCHEDULE C

to that Share Purchase Agreement
among Sass Peress, The Peress Family Trust, Arlene Ades, Joel Cohen, The Sass Peress Family
Trust, Eastern Liquidity Partners Ltd., FC Financial Services Inc., ICP Solar Technologies Inc.,
Taras Chebountchak, Orit Stolyar, and 1260491 Alberta Inc.
dated for reference as of the 28th day of September, 2006

FC UNAUDITED FINANCIAL STATEMENTS

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)

CONTENTS

FINANCIAL STATEMENTS

F-i

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
For the Six Months Ended May 31, 2006 and for the
Period from November 19, 2003 (Date of Inception) to
May 31, 2006
(unaudited)
(Expressed in US dollars)

F-ii

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
BALANCE SHEETS
(Expressed in US dollars)
(unaudited)

	May 31,	November 30,
	2006	2005
	$	$
ASSETS
Current Assets
Cash	1,024,961	49,963
Prepaid expenses	10,000	–
Loan receivable (Note 3)	1,004,110	–
Total Current Assets	2,039,071	49,963
Property and Equipment (Note 4)	5,428	6,241
TOTAL ASSETS	2,044,499	56,204

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities
Accounts payable	848	–
Accrued liabilities	3,250	8,805
Total Current Liabilities	4,098	8,805
TOTAL LIABILITIES	4,098	8,805

STOCKHOLDERS' EQUITY
Common stock 100,000,000 shares authorized, $0.00001 par value,
32,722,750 shares issued and outstanding (Note 6)	327	307
Additional paid-in capital (Note 6)	2,114,158	114,198
Donated capital (Notes 5(b) and (c))	41,400	27,600
Deficit accumulated during the development stage	(115,484)	(94,706)
Total Stockholders' Equity	2,040,401	47,399
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	2,044,499	56,204

(The Accompanying Notes are an Integral Part of These Financial Statements)

F-1

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in US dollars)
(unaudited)

	Accumulated
	from
	November 19,	Three months	Three months	Six months		Six months
	2003(Date of	ended	ended	ended		ended
	Inception) to	May 31,	May 31,	May 31,		May 31,
	May 31, 2006	2006	2005	2006		2005
	$	$	$	$		$
REVENUE
Interest income	4,124	4,112	8	4,116		8

EXPENSES

Consulting (Note 4(b))	36,000	6,000	6,000	12,000		12,000
General and administrative
expenses	80,796	6,130	8,835	12,081		29,378
Amortization	1,625	406	–	813
Interest expense	1,187	–	118	–		413

Total expenses	119,608	12,536	14,953	24,894		41,791

NET LOSS	(115,484)	(8,424)	(14,945)	(20,778)		(41,783)

NET LOSS PER SHARE –
Basic and Diluted	–	–	–	–	$	(0.01)

Weighted Average Number of
Common Shares Outstanding		31,049,000	5,871,000	30,887,000		5,440,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

F-2

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in US dollars)
(unaudited)

	Accumulated from	Six months	Six months
	November 19, 2003	ended	ended
	(Date of Inception) to	May 31,	May 31,
	May 31, 2006	2006	2005
	$	$	$
CASH FLOWS TO OPERATING ACTIVITIES
Net loss	(115,484)	(20,778)	(41,783)
Adjustments to reconcile net loss to net cash
used in operating activities
Amortization	1,625	813	–
Interest on loan receivable	(4,110)	(4,110)
Donated services and rent	41,400	13,800	13,800
Changes in operating assets and liabilities
Prepaid expenses	(10,000)	(10,000)	–
Accounts payable and accrued liabilities	4,098	(4,707)	3,001
Net Cash Used In Operating Activities	(82,471)	(24,982)	(24,982)
CASH FLOWS TO INVESTING ACTIVITIES
Loan receivable	(1,000,000)	(1,000,000)	–
Acquisition of capital assets	(7,053)	–	–
Net Cash Used In Investing Activities	(1,007,053)	(1,000,000)	–
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	2,114,485	1,999,980	114,455
Loan from shareholders	–	–	(22,573)
Net Cash Provided By Financing Activities	2,114,485	1,999,980	91,882
INCREASE IN CASH	1,024,961	974,998	66,900
CASH, BEGINNING OF PERIOD	–	49,963	32
CASH, END OF PERIOD	1,024,961	1,024,961	66,932
Non-cash Investing and Financing Activities	–	–	–

Supplemental Disclosures:
Cash paid (received) for interest	403	(6)	–
Cash paid for taxes	–	–	–
Non-cash Investing and Financing Activities	–	–	–

(The Accompanying Notes are an Integral Part of These Financial Statements)

F-3

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
For the Period from November 19, 2003 (Date of Inception) to May 31, 2006
(Expressed in US dollars)
(unaudited interim financial statements)

					Deficit
			Additional		Accumulated
			Paid-in		During the
	Common		Capital	Donated	Development
	Stock	Amount	(Discount)	Capital	Stage	Total
	#	$	$	$	$	$
Balance – November 19, 2003 (Date
of Inception)	–	–	–	–	–	–
Issuance of common stock for cash
at $0.00001 per share
- November 27, 2003	25,000,000	250	(200)	–	–	50
Net loss for the period	–	–	–	–	(22,791)	(22,791)
Balance – November 30, 2004	25,000,000	250	(200)	–	(22,791)	(22,741)
Issuance of common stock for cash				–
at $0.02 per share	5,722,750	57	114,398		–	114,455
Donated services and rent	–	–	–	27,600	–	27,600
Net loss for the period	–	–	–	–	(71,915)	(71,915)
Balance – November 30, 2005	30,722,750	307	114,198	27,600	(94,706)	47,399
Issuance of common shares for cash	2,000,000	20	1,999,960			1,999,980
Donated services and rent	–	–	–	13,800	–	13,800
Net loss for the period	–	–	–		(20,778)	(20,778)
Balance – May 31, 2006	32,722,750	327	2,114,158	41,400	(115,484)	2,040,401

See Note 6 for a forward stock split on a five-for-one basis.

(The Accompanying Notes are an Integral Part of These Financial Statements)

F-4

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MAY 31, 2006
(Expressed in US dollars)
(unaudited)

1.	NATURE OF OPERATIONS AND CONTINUANCE OF BUSINESS

FC Financial Services, Inc. (the “Company”) was incorporated in the State of Nevada on November 19, 2003, where it maintains a statutory registered agent's office. The Company’s principal executive office is located in Ontario, Canada. The Company intends to initiate operations in Canada, and is not subject to any deadlines to obtain U.S. licenses in order to begin operations. The Company is a Development Stage Company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7.

The Company filed an SB-2 Registration Statement (“SB-2”) with the United States Securities Commission that was declared effective on February 23, 2005. The Company issued 5,722,750 common shares pursuant to the SB-2, at a price of $0.02 per share, for total proceeds of $114,455. On December 8, 2005, the Company authorized a forward stock split and increased the number of issued and outstanding shares on a five-for-one (5:1) basis. All share amounts have been retroactively adjusted for all periods presented.

In May 2006, the Directors approved a private placement financing of 5,000,000 units at $1.00 per unit to raise up to $5,000,000, pursuant to Regulation S of the Securities Act of 1933. Each unit will consist of one share and one share purchase warrant entitling the holder to purchase one share of the Company at a price of $1.00 per share during the period ending eighteen months from the date of issue. The Company has received subscriptions under Regulation S for 2,500,000 units.

Also in May 2006, the Company signed a term sheet to purchase all of the issued shares of ICP Solar Technologies Inc. (“ICP”), which is engaged in the manufacture and distribution of solar power products, in consideration for 20,000,000 shares in the Company. Concurrent with the closing of the acquisition, the holders of 24,222,750 restricted shares of the Company have agreed to surrender those shares for cancellation. On May 16, 2006, the Company advanced a $1,000,000 bridge loan to ICP, which bears interest at 10% per annum. On July 4, 2006, the Company increased the bridge loan to $1,500,000. Closing of the acquisition is subject to the Company completing a financing of $5,000,000 as described above.

The Company is listed on the Over-the-Counter Bulletin Board under the symbol “FCFN”.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of May 31, 2006, the Company had not recognized any revenues and had accumulated losses of $117,984 since inception. The Company’s ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. There is no assurance that any such activity will generate funds that will be available for operations. Management is considering alternatives to its initial business plan. These financial statements do not include any adjustments to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

F-5

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MAY 31, 2006
(Expressed in US dollars)
(unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	(a)	Basis of Accounting

These financial statements have been reported in US dollars in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The Company’s policy is to prepare its financial statements on the accrual basis of accounting. The fiscal year end is November 30.

	(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	(c)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

	(d)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at May 31, 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	(e)	Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

	(f)	Property and Equipment

Capital assets are recorded at cost and annual amortization is provided on a straight-line basis over the estimated useful lives of the assets as follows. One-half of the annual rate is taken in the year of acquisition:

Computers	3 years
Furniture and fixtures	5 years

F-6

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MAY 31, 2006
(Expressed in US dollars)
(unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

	(g)	Fair Value of Financial Instruments

The fair values of cash, prepaid expenses, accounts payable, and accrued liabilities approximate their fair value due to the immediate or short-term nature of these financial instruments.

	(h)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, “Accounting for Income Taxes”, as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

	(i)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation” using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

	(j)	Basic and Diluted Net Income (Loss) Per Share

The Company computes basic and diluted loss per share in accordance with SFAS No. 128, “Earnings per Share.” SFAS No. 128 requires the Company to report both basic loss per share, which is based on the weighted average number of common shares outstanding, and diluted loss per share, which is based on the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. As of May 31, 2006, the Company had no outstanding securities that could have a dilutive effect on the outstanding common stock. Therefore, no diluted EPS was calculated.

	(k)	Long-Lived Assets

In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long- Lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

F-7

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MAY 31, 2006
(Expressed in US dollars)
(unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

	(l)	Stock-based Compensation

Prior to January 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” using the intrinsic value method of accounting, under which compensation expense was only recognized if the exercise price of the Company’s employee stock options was less than the market price of the underlying common stock on the date of grant. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R “Share Based Payments”, using the modified retrospective transition method. The Company did not have any unvested stock options or share based payments as of January 1, 2006. Accordingly, there was no effect on the Company’s reported loss from operations, cash flows or loss per share as a result of adopting SFAS No 123R.

	(m)	Interim Financial Statements

These interim financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flow for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

	(n)	Reclassification

Certain reclassifications have been made to the prior year’s financial statements to conform to the current period’s presentation.

	(o)	Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value re- measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

F-8

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MAY 31, 2006
(Expressed in US dollars)
(unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(o) Recent Accounting Pronouncements (continued)

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

3.	LOAN RECEIVABLE

On May 16, 2006 the Company advanced a $1,000,000 bridge loan to ICP. On July 4, 2006, the Company increased the bridge loan to $1,500,000. The loan is secured by personal guarantees of the ICP shareholders, bearing interest at 10% per annum, and is due on the earlier of November 8, 2006 or 90 days following the closing of the Company’s acquisition of ICP. At May 31, 2006, accrued interest of $4,110 has been recorded.

4.	PROPERTY AND EQUIPMENT

			May 31,	November 30,
			2006	2005
			Net Carrying	Net Carrying
		Accumulated	Value	Value
	Cost	Amortization	$	$
	$	$	(unaudited)	(audited)

Computer hardware	1,603	535	1,068	1,336
Furniture and fixtures	5,450	1,090	4,360	4,905
	7,053	1,625	5,428	6,241

5.	RELATED PARTY TRANSACTIONS/BALANCES

(a)

During the six months ended May 31, 2006, the Company recorded $12,000 (2005 – $12,000) of donated services at $2,000 per month for services provided by the President and Vice-President of the Company.

	(b)	During the six months ended May 31, 2006, the Company recorded $1,800 (2005 – $1,800) of donated rent at $300 per month for office premises provided to the Company by the President of the Company.

F-9

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MAY 31, 2006
(Expressed in US dollars)
(unaudited)

6.	COMMON STOCK

(a) In May 2006, the Company issued 2,000,000 common shares for net proceeds of $1,999,980 as part of a private placement financing.

(b)

On December 8, 2005, the Company authorized a forward stock split and increased the number of issued and outstanding shares on a five-for-one (5:1) basis. All share amounts have been retroactively adjusted for all periods presented.

7.	COMMITMENTS

In May 2006, the Company signed a term sheet to acquire all of the issued shares of ICP, which is in the business of the manufacture and distribution of solar power products, for consideration of 20,000,000 shares in the Company. Concurrent with the closing of the acquisition, the holders of 24,222,750 restricted shares of the Company have agreed to surrender those shares for cancellation. On May 16, 2006, the Company advanced a $1,000,000 bridge loan to ICP, which bears interest at 10% per annum. On July 4, 2006, the Company increased the bridge loan to $1,500,000. Closing of the acquisition is subject to the Company completing a financing of $5,000,000 as described in Note 1.

8.	SUBSEQUENT EVENTS

(a)

In June and July 2006, the Company issued 500,000 common shares at $1.00 per share for cash proceeds of $500,000 as part of the private placement financing as disclosed in Notes 1 and 7 of the financial statements.

(b)

In June and July 2006, the Company issued $2,500,000 of 8% convertible notes (the “Notes”) to three subscribers. Under the terms of the Notes, the principal amounts are convertible into the Company’s common shares at $1.00 per share. In addition, each noteholder is entitled to one warrant for each dollar of convertible note which allows the noteholder to purchase one additional common share of the Company at $1.00 per common shares within eighteen months of the purchase date of the note.

F-10

SCHEDULE D

to that Share Purchase Agreement
among Sass Peress, The Peress Family Trust, Arlene Ades, Joel Cohen, The Sass Peress Family
Trust, Eastern Liquidity Partners Ltd., FC Financial Services Inc., ICP Solar Technologies Inc.,
Taras Chebountchak, Orit Stolyar, and 1260491 Alberta Inc.
dated for reference as of the 28th day of September, 2006

MATERIAL AGREEMENTS OF ICP

1.	Credit Facility dated May 6, 2005 between ICP Global Technologies Inc. and the Royal Bank of Canada.

2.	Employment Agreement dated November 6, 2005 between ICP Global Technologies Inc. and Arlene Ades.

3.	Employment Agreement dated November 14, 2005 between ICP Solar Technologies Inc. and Richard Deacon.

4.	Consulting Agreement dated November 24, 2004 between ICP Solar Technologies Inc. and Michael Domenico.

5.	Consulting Agreement dated March 1, 2006 between ICP Solar Technologies Inc. and 6100864 Canada Inc.

6.	Employment Agreement dated July 24, 2004 between ICP Global Technologies Inc. and Luc Gagnon.

7.	Supply contract between Q-Cells Aktiengesellschaft and ICP Solar Technologies Inc.

8.	Management Agreement dated May 23, 2006 between ICP Solar Technologies Inc. and Les Enterprises Guy Lever Inc.

9.	Management Agreement Addendum dated August 23, 2006 between ICP Solar Technologies Inc. and Les Enterprises Guy Lever Inc.

10.	Fixed Rate Asset Loan dated July 28, 2006 between ICP Solar Technologies Inc. and HSBC Equipment Finance (UK) Limited.

SCHEDULE E

to that Share Purchase Agreement
among Sass Peress, The Peress Family Trust, Arlene Ades, Joel Cohen, The Sass Peress Family
Trust, Eastern Liquidity Partners Ltd., FC Financial Services Inc., ICP Solar Technologies Inc.,
Taras Chebountchak, Orit Stolyar, and 1260491 Alberta Inc.
dated for reference as of the 28th day of September, 2006

REAL PROPERTY & LEASES OF ICP

1.	Lease Agreement dated March 22, 2006 between 2631-1746 Quebec Inc. and ICP Global Technologies Inc.

2.	Lease Agreement dated October 10, 2003 among Mardan (Norwich) Limited, ICP Solar Technologies UK Limited and ICP Global Technologies Inc.

SCHEDULE F

to that Share Purchase Agreement
among Sass Peress, The Peress Family Trust, Arlene Ades, Joel Cohen, The Sass Peress Family
Trust, Eastern Liquidity Partners Ltd., FC Financial Services Inc., ICP Solar Technologies Inc.,
Taras Chebountchak, Orit Stolyar, and 1260491 Alberta Inc.
dated for reference as of the 28th day of September, 2006

ENCUMBRANCES ON ICP'S ASSETS

None

SCHEDULE G

to that Share Purchase Agreement
among Sass Peress, The Peress Family Trust, Arlene Ades, Joel Cohen, The Sass Peress Family
Trust, Eastern Liquidity Partners Ltd., FC Financial Services Inc., ICP Solar Technologies Inc.,
Taras Chebountchak, Orit Stolyar, and 1260491 Alberta Inc.
dated for reference as of the 28th day of September, 2006

ICP LITIGATION

1.    Investissement Québec vs. Technologies ICP Globales Inc.

This an action instituted by Investissement Québec for an amount of $280,323.00 representing the reimbursement of a subvention for the program Faire Investissement alleges that Technologies Globales has failed to fulfill its obligations for the hiring of 50 employees. ICP has plead that even if ICP has hired only 38 employees instead of the 50 it was supposed to hire, the wage bill for 38 employees surpasses the minimum wage bill for 50 employees under the agreement. ICP have made an offer of settlement of $50,000.00, which was refused. Investissement came back with a counter-offer of $160,000.00. The claim has not been settled.

2.    Robert Young vs ICP Solar Technologies Inc.

The action instituted by Mr. Young is against ICP Solar Technologies for an amount of $316,000.00.

3.    Journey Freight vs ICP Solar Technologies Inc.

The action relates to a shipment dispute regarding damages to ICP material in the amount of $34,000.

4.    Third Party Claim vs. ICP Solar Technologies Inc.

The action relates to a third party claim in Ontario for $50,000 against ICP.

SCHEDULE H

to that Share Purchase Agreement
among Sass Peress, The Peress Family Trust, Arlene Ades, Joel Cohen, The Sass Peress Family
Trust, Eastern Liquidity Partners Ltd., FC Financial Services Inc., ICP Solar Technologies Inc.,
Taras Chebountchak, Orit Stolyar, and 1260491 Alberta Inc.
dated for reference as of the 28th day of September, 2006

FC LITIGATION

None

SCHEDULE I

to that Share Purchase Agreement
among Sass Peress, The Peress Family Trust, Arlene Ades, Joel Cohen, The Sass Peress Family
Trust, Eastern Liquidity Partners Ltd., FC Financial Services Inc., ICP Solar Technologies Inc.,
Taras Chebountchak, Orit Stolyar, and 1260491 Alberta Inc.
dated for reference as of the 28th day of September, 2006

REGISTERED TRADEMARKS & TRADE NAMES OF ICP

ICP#	NOP#	Country	Type	App. No.	Title	Firm [i]	ICP Status Note	Status Note (NOP)	Response Required from ICP
			P . Patent
			T TM
			D Design
	14	CDN	T	1,202,612	ICPSOLAR Technologies & Design	NOP
61	15	US	T	78/346,970	ICP SOLAR TECHNOLOGIES & Design (black & white)	NOP	Filed
	15	US	T	78/346,970	ICP SOLAR TECHNOLOGIES & Design	NOP
	16	CDN	T	1,229,656	ISUN	NOP
	17	CDN	T	TMA622,453	ICP GLOBAL TECHNOLOGIES & Design	NOP
	18	CDN	T	TMA628,201	LET OUR POWER GIVE YOU FREEDOM	NOP
	19	CDN	T	1,242,623	ATF	NOP
	20	AU	T	983.622	ICP Solar Technologies & Design	NOP
73	N/A	US	TM	78/109,115	PERPETUAL POWER PACK		Published for Opposition
85	N/A	US	TM	78/377,570	SUNSAVER		Filed
60	N/A	US	TM	76/467,624	ICP GLOBAL TECHNOLOGIES & Design	1	Application published in USPTO TM Journal mar 30 04
62	N/A	US	TM	78/346,960	ICP SOLAR TECHNOLOGIES & Design (colour)	5	Filed
38	N/A	US	TM		SOLARVENT	5	Filed
							(Mark Peroff)
53	N/A	US	TM	78/346,476	BATTERYSAVER SE	5	FILED
54	N/A	US	TM	78/331,020	AUTOVENT	5	FILED
56	N/A	US	TM	76/484,235	BATTERYSAVER FLEX	1	OA DUE AUG 9/ 04
57	N/A	US	TM	78/359,160	BATTERYSAVER PLUS	7	Filed
64	N/A	US	TM	76/448,811	TRACTORSAVER	1	Statement

ICP#	NOP#	Country	Type	App. No.	Title	Firm [i]	ICP Status Note of Use filed	Status Note (NOP)	Response Required from ICP
			P . Patent
			T TM
			D Design

55	N/A	US	TM	78/109,085 (Now 2,839,191)	BATTPAK	6	Registered
							(awaiting certificate)
66	N/A	US	TM	76/039,122 (Now 2,709,752)	SolarPRO plug’n’play (stylized)		Registered
							(Dec of Use to be filed by April 22, 2009; Renewal April 22 2013)
67	N/A	US	TM	76/140,194 (Now 2,606,788)	iSUN (Stylized)		Registered
							(Dec due Aug 13 2008; TM expires Aug 13 2012)
68	N/A	US	TM	76/140,193 (Now 2,575,542)	LET OUR POWER GIVE YOU FREEDOM (Stylized)		Registered
							(Dec due June 4 2008; Renewal June 4, 2012)
70	N/A	US	TM	76/255,870 (Now 2,626,915)	POCKETPV	1	Registered
							(Dec due date of Sept 24 2008; Renewal Date of Sept 24 2012)

63	N/A	US	TM	78/147,527 (Now 2,835,615)	THE MOST VERSATILE BATTERY CHARGER IN THE UNIVERSE	6	Registered
							(Awaiting Certificate)

65	N/A	US	TM	76/255,869 (Now 2,634,557)	SOLAR BOOSTER		Registered
							(Dec of Use to be filed by Oct 15 2008; TM expires Oct 15, 2012)

ICP#	NOP#	Country	Type	App. No.	Title	Firm [i]	ICP Status Note	Status Note (NOP)	Response Required from ICP
			P . Patent
			T TM
			D Design
	N/A	US	TM	78/109,102	3P		1st extension of time for filing statement of Use – July 1, 2004
48	N/A	CA	TM	1,131,153	PERPETUAL POWER PACK		April 14 04 – spoke with Examiner OA to come at a later date.
27	N/A	CA	TM	1,165,738	BATTERYSAVER FLEX		Allowed
							(payment for certificate is due Jan 23 2006)
28	N/A	CA	TM	1,202,856	BATTERYSAVER PLUS		Filed – BF date entered for approval notice
29	N/A	CA	TM	1,202,403	BATTERYSAVER SE		Filed – BF date entered for approval notice
32	N/A	CA	TM	1,156,885	ICP GLOBAL TECHNOLIGIES & Design		Allowed – Payment due Sept 12/04
33	N/A	CA	TM	1,202,346	ICP SOLAR TECHNOLOGIES & Design (B & W)		Filed –entered BF date for status check
34	N/A	CA	TM	1,202,612	ICP SOLAR TECHNOLOGIES & Design (colour)		Filed – entered BF date for status check
35	N/A	CA	TM	1,081,632	LET OUR POWER GIVE YOU FREEDOM		Advertised – Dec & Fee for registration due Nov 21, 2004
36	N/A	CA	TM	1,136,105	POCKETPV		Allowed
					-		Dec and payment due April 9 05
40	N/A	CA	TM	537,063 / TMA315,973	FIRST CHOICE-PREMIER CHOIX		Registered
							Expires July 4, 2016
41	N/A	CA	TM	1,076,749 / TMA569,033	iSUN & Design		Registered
							Expires October 17, 2017

ICP#	NOP#	Country	Type	App. No.	Title	Firm [i]	ICP Status Note	Status Note (NOP)	Response Required from ICP
P . Patent
T TM
D Design
42	N/A	CA	TM	1,147,986 / TMA601,092	THE MOST VERSATILE BATTERY CHARGER IN THE UNIVERSE	Registered
Expires Feb 2, 2019
43	N/A	CA	TM	716,424 / TMA435,293	NEVERMISS	Registered
Expires Nov 11, 2009
44	N/A	CA	TM	712,850 / TMA427,521	SHIATSU	Registered
Expiry May 20, 2009

45	N/A	CA	TM	1,136,102 / TMA590,567	SOLAR BOOSTER	Registered
Expiry Sept 23, 2018
46	N/A	CA	TM	1,081,631 / TMA589,526	SolarPRO plug’n’play	Registered
Expiry Sept 11, 2018

47	N/A	CA	TM	1,121,392 / TMA591,037	SOLARPAQ	Registered
Expiry Sept 29, 2018
78	N/A	CA	TM	1,131,151 / TMA573,818	BATTPAK	Registered
(Expiry Jan 16, 2018)

	N/A	CA	TM	TMA602,574	3P	? Solar power device for portable and stationary electronics Renewal due: Feb 18, 2019

	N/A	US	TM	2,839,171	BATTPAK	? Solar-enabled charger for small rechargeable batteries

Registered (May 4, 2004)– awaiting formal certificate from JW
	N/A	US	TM	2,137,576	NEVERMISS	? Abandoned
(Letting it go abandoned as 6 year deadline has passed and we do not use mark)

79	N/A	UK	TM	2,313,930	iSUN & Design -	Awaiting decision from CTM Office
	N/A	UK	TM	1,271,719	SOLARVENT	? Solar power ventilators; parts and fittings for all the aforesaid goods

ICP#	NOP#	Country	Type	App. No.	Title	Firm [i]	ICP Status Note	Status Note (NOP)	Response Required from ICP
			P . Patent
			T TM
			D Design

						Expiry July 19, 2007

	N/A	CDN(?)	T	1809540	The Solar Company – Figurative Mark	3 Status: Active. Letter from Marks & Clerk dated Sept 17, 2002
						Action: Verify Current Status. There is mention of a Chinese trademark that needs to be verified

Designs

ICP#	NOP#	Country	Type	App. No.	Title	Firm [i]	ICP Status Note	Status Note (NOP)	Response Required from ICP
			P . Patent
			T TM
			D Design
3	N/A	US	D	29/ 165,690 (now D476,950)		2	Expiry (July 8, 2017) No fees to be paid.
4	N/A	CA	D	101002	BRIEFCASE SOLAR POWER GENERATOR		Issued (Apr 2004)
							(awaiting copy of certificate)
5	N/A	US	D	29/165,689 (Now D479,191)	BRIEFCASE SOLAR POWER GENERATOR	2	Expiry September 2, 2017
6	N/A	US	D	29/165,688 (Now D487,884)	DETACHABLE SOLAR PANEL	2	Issued (awaiting for formal patent certificate) 03-30-2004
9	N/A	CA	D	96064	SOLAR PANEL		OA due July 15, 04

ICP#	NOP#	Country	Type	App. No.	Title	Firm [i]	ICP Status Note	Status Note (NOP)	Response Required from ICP
			P . Patent
			T TM
			D Design
16	N/A	US	D	29/062,623 (Now D395,279)	SOLAR POWERED BATTERY TRICKLE CHARGER		Expiry June 16, 2012
	N/A	US	D	29/176,029	Packaging for a solar panel	4	Pending
	N/A	US	D	29/127402	Floating Solar- Powered Fountain	3 Status: Message from Marks & Clerk dated October 26, 2000 re: abandonment
						Action: Verify Abandonment
	N/A	UK	D	2090089	Floating Solar- Powered Fountain	3 Status: Letter from Marks & Clerk advising of lapse if no action before Jan 25, 2001
						Action: Verify Status
	23	CDN	D	TBD	Solar Grip

Misc.

ICP#	NOP#	Country	Type	App. No.	Title	Firm [i]	ICP Status Note	Status Note (NOP)	Response Required from ICP
			P . Patent
			T TM
			D Design
-		1						General Legal Matters
	N/A	US	?	?	Floating Solar- Powered Fountain	Status: Unknown
						Action: Verify status

SCHEDULE J

to that Share Purchase Agreement
among Sass Peress, The Peress Family Trust, Arlene Ades, Joel Cohen, The Sass Peress Family
Trust, Eastern Liquidity Partners Ltd., FC Financial Services Inc., ICP Solar Technologies Inc.,
Taras Chebountchak, Orit Stolyar, and 1260491 Canada Inc.
dated for reference as of the 28th day of September, 2006

SUBSIDIARIES OF ICP

1.	ICP Technologies (UK) Ltd. (Wales)

2.	ICP Global Technologies Inc. (CBCA)

3.	ICP Global Asia Ltd. (Hong Kong)

SCHEDULE K

to that Share Purchase Agreement
among Sass Peress, The Peress Family Trust, Arlene Ades, Joel Cohen, The Sass Peress Family
Trust, Eastern Liquidity Partners Ltd., FC Financial Services Inc., ICP Solar Technologies Inc.,
Taras Chebountchak, Orit Stolyar, and 1260491 Alberta Inc.
dated for reference as of the 28th day of September, 2006

ICP PATENTS

ICP#	NOP#	Country	Type	App. No.	Title	Firm [i]	ICP Status Note	Status Note (NOP)	Response Required from ICP
			P . Patent
			T TM
			D Design
	2	CDN	P	2,471,420	Modular Cable System for Solar Power Sources	NOP	Filed June 17, 2004 – U.S. Ref (file 011 – 10/710,077)
							Awaiting ref from LPG
11	3	US	P	10 / 710,077	Modular Cable System for Solar Power Sources	NOP	U.S. Utility Patent Application	POA pending. Certificate required 37 CFR 3.73(b) not been received.	Taiji to check status of submitted old assignment.
							Serial No.: 10/710,077 Filed: June 17, 2004	Old assignment was sent for record. Not yet recorded in USPTO.
							Based on U.S. Application No: 60/479,050 Filed: 6/17/2003
	4	CDN	P	2,472,548	Solar Panel Having Visual Indicator	NOP		Abandoned. Out standing OA. Response is required. (Absolute Due on July 4, 2006)	Copy of OA sent to Sass. Instruction on whether to proceed.
									If proceed, we require instruction whether to analyze OA.
	5	US	P	10 / 895,956	Modular Cable System for Solar Powered Sources	NOP		POA pending. Certificate required 37 CFR 3.73(b) not been received.	Executed assignment is not received. (Requested on Feb 10, 06)
								OA issued on March 3, 2006, due in 6 moths.
	6	PCT	P		Solar Panel having Visual Indicator	NOP		Corresponding US filing exist. 30 months expired.
86	7	US	P	10/ 985,870 (based on	Solar Powered Ventilator	NOP	Filed	POA pending (?).	Executed assignment is not received.

ICP#	NOP#	Country	Type	App. No. 60/578,555)	Title	Firm [i]	ICP Status Note	Status Note (NOP)	Response Required from ICP
P . Patent
T TM
D Design
Power to inspect may be required to obtain status of the application.
(Requested on Feb 10, 06)
13	8	US	P	10/ 985,871 (based on 60/489,085)	Support Structure for Mounting a Solar Panel	NOP	Pending	POA pending (?)	Executed assignment is not received.
							Foreign application deadline claiming priority is July 22, 2004		Power to inspect may be required to obtain status of the application. (Requested on Feb 10, 06)
	9	US	P	10/ 896/755	Support Structure for Mounting a Solar Panel	NOP		POA pending (?)	Executed assignment is not received.
Power to inspect may be required to obtain status of the application. (Requested on Feb 10, 06)
	10	PCT	P	PCT/CA/200 4/00164	Support Structure for Mounting a Solar Panel	NOP		30 months expired. Corresponding US filing exists.
	11	CDN	P	2,480,366	Photovoltaic Building Elements	NOP		Abandoned. Reinstatement due Dec 6, 2006.	Executed assignment is not received.
	12	US	P	11/ 298,663	Solar Powered Battery Charger with Voltage Regulation Circuit Apparatus	NOP		Failed to file missing part (executed declaration) by March 25, 2006	Executed declaration is not received.
								Extension up to 5 months (August 25, 2006)	Executed assignment is not received.
	13	US	P		Hybrid Portable Solar Charger	NOP		Cancelled
14	21	UK	P	0218104.8	PHOTOVOLTAIC BUILDING ELEMENTS	NOP	Patent granted to the proprietor(s) for an invention entitled “Photovoltaic building elements disclosed in an application filed 3 August 2002. Dated January 11, 2006

ICP#	NOP#	Country	Type	App. No.	Title	Firm [i]	ICP Status Note	Status Note (NOP)	Response Required from ICP
			P . Patent
			T TM
			D Design
				0516437.1	PHOTOVOLTAIC BUILDING ELEMENTS	NOP		Divisional. OAR filed on March 2, 2006. No immediate action required.
	22	CDN	P	2,500,451		NOP		Assignment filed on March 13, 2006
								No immediate action required.
		US	P	TBD		NOP		Corresponding filing in US, based on Cdn Pat. App No. 2,500,451.
1	N/A	CA	P	2,409,465	MODULAR SOLAR BATTERY CHARGER		Main Fee due Oct 25/04 $50.00
							Awaiting registration
2	N/A	US	P	07 /202,351 (now issued No. 4,899,645)	SOLAR POWERED VENTILATOR		Issued
							Maint Fees Paid – patent expires June 3, 2008
7	N/A	US	P	09/987,936 (Now 6,650,085)	MODULAR SOLAR BATTERY CHARGER	7	Issued – Nov 18, 2003
							(Main Fee Nov 20, 2006)
12	N/A	US	P	60/489,084	SOLAR PANEL HAVING VISUAL INDICATOR	4	Pending
							Foreign application deadline claiming priority is July 22, 2004
87	N/A	US	P	60/532,796	MODULAR FLEXIBLE SOLAR CELL SYSTEM INEGRATABLE TO TEXTILE	8	Filed
							Provisional Application Filed on Dec 24 03 (1 year deadline to file application)
	N/A	US	P	60/447,654	Packaging for a solar panel	4	Pending
	N/A	EP	P	90304178.8	Photovoltaic Charge Storage Device
	N/A	UK	P	0001533.9	Solar Fountain
	N/A	UK	P	0001532.1	Free Floating Solar Light

		N/A	P	4, 899,645	Solar Powered Ventilator

SCHEDULE L

to that Share Purchase Agreement
among Sass Peress, The Peress Family Trust, Arlene Ades, Joel Cohen, The Sass Peress Family
Trust, Eastern Liquidity Partners Ltd., FC Financial Services Inc., ICP Solar Technologies Inc.,
Taras Chebountchak, Orit Stolyar, and 1260491 Alberta Inc.
dated for reference as of the 28th day of September, 2006

EXCHANGE AND VOTING TRUST AGREEMENT

SCHEDULE M

to that Share Purchase Agreement
among Sass Peress, The Peress Family Trust, Arlene Ades, Joel Cohen, The Sass Peress Family
Trust, Eastern Liquidity Partners Ltd., FC Financial Services Inc., ICP Solar Technologies Inc.,
Taras Chebountchak, Orit Stolyar, and 1260491 Alberta Inc.
dated for reference as of the 28th day of September, 2006

EXCHANGEABLE SHARE SUPPORT AGREEMENT